SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2010

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

160 Gould Street, Needham, Massachusetts 02494

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (781) 851-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 25, 2010, Salary.com, Inc. (the “Company”) entered into Change in Control Agreements (the “Agreements”) with each of Bryce Chicoyne, Yong Zhang and Teresa Shipp as well as certain other members of management (each, an “Executive”). Each Agreement provides that if, during the six-month period following a change in control, the Executive is terminated (other than for cause, death or disability) or the Executive terminates his or her employment for “good reason”, such Executive will be entitled to receive a lump sum cash payment equal to (1) his or her annual base salary in effect immediately prior to termination (or, if higher, as of immediately prior to the change in control) plus (2) his or her target bonus for the fiscal year in which the change in control occurs. Ms. Shipp’s agreement also provides that she is entitled to receive an additional amount equal to the average commissions paid to her in respect of fiscal years 2007, 2008 and 2009. These payments are payable within 30 days of the Executive’s termination following a change of control and conditioned upon the Executive’s execution of a release. The Agreements also provide that upon consummation of a change in control, all stock options and other stock-based awards held by the Executives will immediately accelerate and become fully exercisable or nonforfeitable as of the effective date of the change in control.

Under the Agreements, a “change in control” includes (1) the consummation of a consolidation or merger of the Company in which the Company’s stockholders would beneficially own less than 50% of our voting securities after such transaction and (2) a sale of all of substantially all of the Company’s assets or shares of common stock.

The Agreements terminate on June 25, 2011 if there has not been a change in control prior to such date. In addition, each Executive’s Agreement will terminate if (1) the Executive’s employment is terminated for any reason prior to a change in control, (2) the Executive’s employment is terminated by the Company with cause, by the Executive without good reason or due to Executive’s death or disability prior to a change in control or (3) Executive’s employment is not terminated within six months following a change in control.

The foregoing description is a summary of the Agreements and should be read in conjunction with the full text of the Form of Change in Control Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Change in Control Agreement by and between Salary.com, Inc. and the Executive named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: June 25, 2010	By:	/s/ Paul Daoust
Paul Daoust President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Change in Control Agreement by and between Salary.com, Inc. and the Executive named therein.